                                                                    Exhibit 99.1

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
United Rentals, Inc.

  We have audited the accompanying consolidated balance sheets of United Rentals, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the management of United Rentals, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Rentals, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
November 17, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of United Rentals, Inc.

  In our opinion, the accompanying consolidated statements of income, of cash flows and of changes in stockholders' equity for the year ended December 31, 1995 present fairly, in all material respects, the results of operations and cash flows of United Rentals, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of United Rentals, Inc.; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of United Rentals, Inc. for any period subsequent to December 31, 1995.

                                          PricewaterhouseCoopers LLP

                                          Sacramento, California
                                          November 17, 1998

                             UNITED RENTALS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS,
                                                                EXCEPT SHARE
                                                                    DATA)
ASSETS
Cash and cash equivalents.................................... $ 72,411 $  2,906
Accounts receivable, net of allowance for doubtful accounts
 of $11,085 and $7,346 at 1997 and 1996, respectively........   82,592   48,193
Notes receivable from affiliate..............................            25,365
Inventory....................................................   21,778    6,358
Prepaid expenses and other assets............................   17,167    5,873
Rental equipment, net........................................  461,026  235,055
Property and equipment, net..................................   98,268   56,443
Intangible assets, net of accumulated amortization of $568
 and $207 at 1997 and 1996, respectively.....................   73,648    1,035
                                                              -------- --------
                                                              $826,890 $381,228
                                                              ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable........................................... $ 41,392 $ 23,912
  Debt.......................................................  247,573  189,826
  Notes payable to related parties...........................   17,000   24,511
  Deferred taxes.............................................   25,275      --
  Accrued expenses and other liabilities.....................   49,262   37,559
                                                              -------- --------
    Total liabilities........................................  380,502  275,808
Commitments and contingencies
Stockholders' equity:
  Preferred stock--$.01 par value, 5,000,000 shares authorized,
   No shares issued and outstanding..........................       --       --
  Common stock--$.01 par value, 75,000,000 shares authorized,
   56,239,375 and 22,636,765 shares issued and
   outstanding at 1997 and 1996, respectively................      562      227
  Additional paid-in capital.................................  401,758   13,278
  Retained earnings..........................................   44,068   91,915
                                                              -------- --------
    Total stockholders' equity...............................  446,388  105,420
                                                              -------- --------
                                                              $826,890 $381,228
                                                              ======== ========

                            See accompanying notes.

                             UNITED RENTALS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR ENDED DECEMBER 31
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
Revenues:
 Equipment rentals................................ $388,181  $295,308  $252,283
 Sales of rental equipment........................   41,406    25,518    11,155
 Sales of new equipment, merchandise and other
  revenues........................................   60,251    33,652    19,994
                                                   --------  --------  --------
Total revenues....................................  489,838   354,478   283,432
Cost of revenues:
 Cost of equipment rentals, excluding
  depreciation....................................  189,578   138,018   124,201
 Depreciation of rental equipment.................   82,097    65,294    51,947
 Cost of rental equipment sales...................   20,455    10,570     5,185
 Cost of new equipment and merchandise sales and
  other operating costs...........................   48,416    27,563    12,901
                                                   --------  --------  --------
Total cost of revenues............................  340,546   241,445   194,234
                                                   --------  --------  --------
Gross profit......................................  149,292   113,033    89,198
Selling, general and administrative expenses......   70,835    54,721    39,707
Non-rental depreciation and amortization..........   13,424     9,387     6,916
Termination cost of deferred compensation
 agreements.......................................   20,290
                                                   --------  --------  --------
Operating income..................................   44,743    48,925    42,575
Interest expense..................................   11,157    11,620     6,755
Related party interest expense (income), net......      690      (342)      735
Other (income) expense............................   (2,021)     (499)    1,304
                                                   --------  --------  --------
Income before provision for income taxes and
 extraordinary item...............................   34,917    38,146    33,781
Provision for income taxes........................   29,508       420       484
                                                   --------  --------  --------
Income before extraordinary item..................    5,409    37,726    33,297
Extraordinary item, net of tax benefit of $995....    1,511
                                                   --------  --------  --------
Net income........................................ $  3,898  $ 37,726  $ 33,297
                                                   ========  ========  ========
Basic earnings before extraordinary item per share    $0.12     $1.67     $1.47
                                                   ========  ========  ========
Diluted earnings before extraordinary item per
 share............................................    $0.11     $1.67     $1.47
                                                   ========  ========  ========
Basic earnings per share..........................    $0.08     $1.67     $1.47
                                                   ========  ========  ========
Diluted earnings per share........................    $0.08     $1.67     $1.47
                                                   ========  ========  ========

Unaudited pro forma data (Note 9):
 Historical income before income taxes and
  extraordinary item.............................. $ 34,917  $ 38,146  $ 33,781
 Pro forma income tax expense.....................   14,176    15,487    13,715
                                                   --------  --------  --------
 Pro forma income before extraordinary item....... $ 20,741  $ 22,659  $ 20,066
                                                   ========  ========  ========
 Pro forma basic income before extraordinary
  item per share..................................    $0.44     $1.00     $0.89
                                                   ========  ========  ========
 Pro forma diluted income before extraordinary
  item per share..................................    $0.42     $1.00     $0.89
                                                   ========  ========  ========


                            See accompanying notes.

                              UNITED RENTALS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK
                                         ----------------      ADDITIONAL
                                          NUMBER                PAID-IN   RETAINED
                                         OF SHARES     AMOUNT   CAPITAL   EARNINGS
                                         ---------     ------  ---------- --------
                                         (IN THOUSANDS EXCEPT SHARE AMOUNTS)
Balance, December 31, 1994, as
 previously reported....................         --     $--    $    --   $    --
  Poolings-of-interests................. 22,659,191      227     13,366    64,006
                                         ----------     ----   --------  --------
Balance, December 31, 1994, as
 restated............................... 22,659,191      227     13,366    64,006
  Issuance of common stock..............      2,803                  17
  Distributions to stockholders.........                                   (6,584)
  Net income............................                                   33,297
                                         ----------     ----   --------  --------
Balance, December 31, 1995.............. 22,661,994      227     13,383    90,719
  Distributions to stockholders.........                                  (36,530)
  Treasury stock purchase...............    (25,229)               (105)
  Net income............................                                   37,726
                                         ----------     ----   --------  --------
Balance, December 31, 1996.............. 22,636,765      227     13,278    91,915
  Issuance of common stock and warrants. 33,602,610      335    343,797
  Distribution of non-operating assets,
   net..................................                         (4,219)
  Reclassification of Subchapter S
   accumulated
   earnings to paid-in capital..........                         48,902   (48,902)
  Distributions to stockholders.........                                   (2,843)
  Net income............................                                    3,898
                                         ----------     ----   --------  --------
Balance, December 31, 1997.............. 56,239,375     $562   $401,758  $ 44,068
                                         ==========     ====   ========  ========


                            See accompanying notes.

                             UNITED RENTALS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31
                                                -------------------------------
                                                  1997       1996       1995
                                                ---------  ---------  ---------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................  $   3,898  $  37,726  $  33,297
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization................     95,521     74,681     58,863
 Gain on sale of rental equipment.............    (20,951)   (14,948)    (5,970)
 Non-cash interest, net.......................        201
 Loss on early extinguishment of debt.........      2,506
 Deferred taxes...............................     25,075
 Changes in operating assets and liabilities:
 Accounts receivable..........................    (19,837)    (8,271)    (6,578)
 Inventory....................................     (3,785)    (1,148)    (1,413)
 Prepaid expenses and other assets............     (9,821)    (2,219)    (2,323)
 Accounts payable.............................     11,704     (7,966)     8,058
 Accrued expenses and other liabilities.......      8,618      8,116      5,360
                                                ---------  ---------  ---------
Net cash provided by operating activities.....     93,129     85,971     89,294
                                                ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of rental equipment.................   (268,548)  (116,021)  (102,241)
Purchases of property and equipment...........    (53,653)   (27,269)   (14,433)
Proceeds from sales of rental equipment.......     41,406     25,518     11,155
Collection (funding) of notes receivable......        122      2,537     (1,061)
Purchase of other companies...................   (115,528)   (15,033)
In-process acquisition costs..................       (129)
                                                ---------  ---------  ---------
Net cash used in investing activities.........   (396,330)  (130,268)  (106,580)
                                                ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of
 issuance costs...............................    340,738                    17
Proceeds from debt............................    291,858    131,053     61,769
Payments on debt..............................   (271,418)   (50,713)   (37,144)
Proceeds from related party notes.............     17,000
Purchase of treasury stock....................                  (105)
Cash retained by Predecessor in connection
 with Recapitalization........................       (998)
Distributions to stockholders.................     (2,843)   (36,530)    (6,584)
Payment of debt financing costs...............     (1,631)      (230)
                                                ---------  ---------  ---------
Net cash provided by financing activities.....    372,706     43,475     18,058
                                                ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents..................................     69,505       (822)       772
Cash and cash equivalents at beginning of
 year.........................................      2,906      3,728      2,956
                                                ---------  ---------  ---------
Cash and cash equivalents at end of year......  $  72,411  $   2,906  $   3,728
                                                =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Cash paid for interest........................  $  13,090  $  13,766  $   9,707
Cash paid for taxes...........................  $  11,487  $     399  $     613
Deferred compensation and bonus payments
 through issuance of common stock.............  $     486
Net assets retained by Predecessor in
 connection with Recapitalization.............  $   3,221
SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING
 AND FINANCING ACTIVITIES
The Company acquired the net assets and
 assumed certain liabilities of other
 companies as follows:
 Assets, net of cash acquired.................  $ 162,954  $  15,033  $     --
 Liabilities assumed..........................    (43,301)
 Less:
 Amounts paid in common stock ................     (3,825)
 Amount paid through issuance of convertible
  note........................................       (300)
                                                ---------  ---------  ---------
Net cash paid.................................  $ 115,528  $  15,033  $     --
                                                =========  =========  =========

                            See accompanying notes.

                             UNITED RENTALS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

1. ORGANIZATION AND BASIS OF PRESENTATION

  United Rentals, Inc. was incorporated in August 1997 for the purpose of creating a large, geographically diversified equipment rental company in the United States and Canada. On August 5, 1998, a reorganization was effected pursuant to which existing United Rentals, Inc. became a wholly-owned subsidiary of United Rentals Holdings, Inc. (Holdings), a newly formed holding company. The name of existing United Rentals, Inc. changed to United Rentals (North America), Inc. The name of Holdings was changed to United Rentals, Inc. (referred to herein as the "Company"). As a result of the Reorganization, the Holding Company's primary asset is its sole ownership of all issued and outstanding shares of common stock of United Rentals (North America), Inc., through which substantially all of the Company's operations are conducted. United Rentals (North America) Inc.'s various credit agreements and debt instruments place restrictions on its ability to transfer funds to its shareholder.

  The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.


  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, giving retro-active effect for the reorganization for all periods presented. All significant intercompany accounts and transactions have been eliminated. The accompanying consolidated financial statements have been restated for all periods presented to include the accounts of U.S. Rentals, Inc. ("U.S. Rentals") and Rental Tools & Equipment Co. International Inc. ("Rental Tools"), two acquisitions accounted for as poolings-of-interests (See Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

  The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

  Inventory consists of equipment, tools, parts, fuel and related supply items. Inventory is stated at the lower of cost or market. Cost is determined on either a weighted average or first-in, first-out method.

                             UNITED RENTALS, INC.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment generally using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $.5 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

REVENUE RECOGNITION

  Revenue related to the sale of equipment and merchandise is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is two to thirty-nine years. Ordinary maintenance and repair costs are charged to operations as incurred. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining life of the lease, whichever is shorter.

INTANGIBLE ASSETS

  Intangible assets consist of the excess of cost over the value of identifiable net assets of businesses acquired and are being amortized on a straight-line basis over their estimated useful lives of forty years.

LONG-LIVED ASSETS

  Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a nondiscounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There have been no material impairments recognized in these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes payable is determined using current interest rates for similar instruments as of December 31, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provision to adjust note balances and interest rates to approximate fair market value.

ADVERTISING EXPENSE

  The Company advertises primarily through trade journals and the media. Advertising costs are expensed as incurred and totaled $6,866, $4,487 and $3,779 for the years ended December 31, 1997, 1996 and 1995, respectively.

                             UNITED RENTALS, INC.

INCOME TAXES

  The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not realized in future periods.

  U.S. Rentals (prior to February 20, 1997) and Rental Tools (prior to August 28, 1998) elected to be treated as Subchapter S Corporations. See Note 9.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions.

  Concentration of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

STOCK-BASED COMPENSATION

  The Company accounts for its stock based compensation arrangements under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Since stock options are granted by the Company with exercise prices at or greater than the fair value of the shares at the date of grant, no compensation expense is recognized.

COMPUTATION OF EARNINGS PER SHARE

  Earnings per share is calculated under the provisions of recently issued Statement 128, Earnings Per Share. Common Stock issued for consideration below the initial public offering price offering ("IPO price") of $13.50 per share at which shares were sold in the Company's initial public offering (the "IPO"), and stock options and warrants granted with exercise prices below the IPO price per share during the twelve months preceding the date of the initial filing of the registration statement for the IPO are included in the calculation of common equivalent shares at the IPO price per share.

RELATED PARTY TRANSACTIONS

  As disclosed in these financial statements, the Company has participated in certain transactions with related parties during the current and previous years. In the opinion of management, all transactions with related parties have been conducted on terms which are fair and equitable.

INSURANCE

  The Company is insured for general liability, workers' compensation, and group medical claims up to a specified claim and aggregate amounts (subject to deductibles of $250-$3,000). Insured losses subject to these deductibles are accrued based upon the aggregate liability for reported claims incurred and an estimated liability for claims incurred but not reported. These liabilities are not discounted.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and

                             UNITED RENTALS, INC.

Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in primary financial statements. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments.

  In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." SFAS No. 132 revises employers' disclosures about pension and other post retirement benefit plans but does not change the measurement or recognition of those plans. The Company is required to adopt SFAS No. 132 by December 31, 1998. The adoption of SFAS No. 132 is expected to have no effect on the Company's disclosure of employee benefit matters.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. The Company is required to adopt SFAS No. 133 beginning January 1, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

RECLASSIFICATIONS

  Certain prior year balances have been reclassified to conform to the 1997 presentation.

3. ACQUISITIONS

  On September 29, 1998 and August 24, 1998, the Company issued 29,620,913 and 2,744,368 shares of its common stock for all outstanding shares of common stock of U.S. Rentals and Rental Tools, respectively. These transactions have been accounted for as poolings-of-interests and, accordingly, the consolidated financial statements of the Company have been restated for all periods presented to include the accounts of U.S. Rentals and Rental Tools.

  Separate revenue and net income (loss) of the Company prior to the above mergers ("United"), U.S. Rentals and Rental Tools prior to the combination are as follows:

                                                       US    RENTAL
                                            UNITED  RENTALS   TOOLS   COMBINED
                                            ------- -------- -------  --------
   For the year ended December 31, 1997:
     Revenues.............................. $10,633 $430,443 $48,762  $489,838
     Net income (loss).....................      34    4,830    (966)    3,898
   For the year ended December 31, 1996:
     Revenues..............................          306,118  48,360   354,478
     Net income............................           33,084   4,642    37,726
   For the year ended December 31, 1995:
     Revenues..............................          242,847  40,585   283,432
     Net income............................           30,624   2,673    33,297

                             UNITED RENTALS, INC.

  During 1997 and 1996, the Company acquired certain assets and assumed certain liabilities of fifteen and two businesses, respectively. The acquisitions were financed through borrowings under the Company's lines of credit and have been recorded using the purchase method of accounting. A summary of the purchase price, assets acquired and liabilities assumed is as follows:

                                                                 1997     1996
                                                               --------  -------
   Rental equipment........................................... $ 59,486  $12,435
   Inventories................................................   11,008      --
   Accounts receivable........................................   14,625    1,348
   Other assets...............................................    9,542      356
   Goodwill...................................................   72,425      894
   Liabilities assumed........................................  (43,301)     --
                                                               --------  -------
                                                               $123,785  $15,033
                                                               ========  =======

  All of the consideration paid for the acquisitions was in cash with the exception of two 1997 acquisitions. One acquisition included a $300 convertible note and the consideration for another acquisition was paid through the issuance of 318,712 shares of the Company's Common Stock. These shares are subject to adjustment so that their value will equal $3,800 based upon the average daily closing price of the Company's Common Stock during the 60 day period beginning December 18, 1997. In accordance with such provision, 137,600 shares of Common Stock issued by the Company in connection with such acquisition were canceled. In addition, contingent consideration is due on that acquisition based upon a percentage of revenues up to a maximum of $2,800.

  These acquisitions have been accounted for as purchases and, accordingly, the results of their operations have been included in the Company's results of operations from their respective acquisition dates. The purchase prices have been allocated to the assets acquired and liabilities assumed based on their respective fair values at their respective acquisition dates. Contingent purchase price is capitalized when earned and amortized over the remaining life of the related asset.

  The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the years ended December 31, 1997 and 1996 as though each acquisition described above was made on January 1, for each of the periods.

                                                                 1997     1996
                                                               -------- --------
   Revenues................................................... $568,244 $464,097
   Net income.................................................   24,715   30,391
   Basic earnings per share...................................    $0.53    $1.32
                                                                 ======   ======
   Diluted earings per share..................................    $0.50    $1.32
                                                                 ======   ======

  The unaudited pro forma results are based upon certain assumptions and estimates which are subject to change. These results are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

                             UNITED RENTALS, INC.

4. NOTES RECEIVABLE FROM AFFILIATE

  On February 20, 1997, U.S. Rentals completed a recapitalization upon completing its initial public offering whereby it exchanged 20,748,975 shares of its common stock for all the operating assets and liabilities of its predecessor (the "Recapitalization"). The predecessor retained only non-operating assets and liabilities, including $25,700 of notes receivable from an affiliate and $24,400 of notes payable to related parties. In conjunction with the Recapitalization, certain deferred compensation agreements totaling $20,290 were terminated and expensed. Unless otherwise indicated, U.S. Rentals also refers to the Predecessor prior to the Recapitalization.

  Prior to the Recapitalization, the Company earned interest income from the affiliate of $555, $3,420 and $3,343 for the years ended December 31, 1997, 1996 and 1995, respectively. The notes provide for positive or negative annual adjustments of the principal amount based on the change in the Consumer Price Index, limited to certain percentages of the affiliated entity's cumulative net income from December 31, 1984. The accompanying financial statements include principal adjustments in notes receivable and other income in the amounts of $146, $572 and $220 for the years ended December 31, 1997, 1996 and 1995, respectively.

5. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                               DECEMBER 31
                                                           --------------------
                                                             1997       1996
                                                           ---------  ---------
   Rental equipment....................................... $ 718,960  $ 456,735
   Less accumulated depreciation..........................  (257,934)  (221,680)
                                                           ---------  ---------
   Rental equipment, net.................................. $ 461,026  $ 235,055
                                                           =========  =========

6. PROPERTY AND EQUIPMENT

  A summary of property and equipment is as follows:

                                                                DECEMBER 31
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
   Land..................................................... $ 24,102  $ 16,582
   Buildings................................................   34,474    21,127
   Vehicles and delivery equipment..........................   52,407    34,601
   Yard equipment...........................................    7,751     6,793
   Furniture and fixtures...................................    9,521     4,626
   Leasehold improvements...................................   17,846    11,041
                                                             --------  --------
                                                              146,101    94,770
   Less accumulated depreciation and amortization...........  (47,833)  (38,327)
                                                             --------  --------
                                                             $ 98,268  $ 56,443
                                                             ========  ========

                             UNITED RENTALS, INC.

7. ACCRUED EXPENSES AND OTHER LIABILITIES


  Accrued expenses and other liabilities consist of the following:

                                                                 DECEMBER 31
                                                                1997    1996
                                                               ------- -------
   Accrued profit sharing..................................... $12,844 $ 9,102
   Insurance reserves.........................................  11,665  14,002
   Accrued payroll............................................   3,345   1,882
   Accrued vacation...........................................   2,668   1,377
   Deferred compensation......................................   2,581   2,214
   Accrued interest...........................................     924   2,962
   Other......................................................  15,235   6,020
                                                               ------- -------
                                                               $49,262 $37,559
                                                               ======= =======

8. DEBT AND NOTES PAYABLE TO RELATED PARTIES

  Debt and notes payable from related parties consists of the following:

                                                                 DECEMBER 31
                                                                1997     1996
                                                              -------- --------
   U.S. Rentals' revolving line of credit, interest payable
    monthly at money market rate (ranging from 6.03% to
    6.34% at December 31, 1997).............................  $203,000 $ 43,000
   Rental Tools' revolving line of credit, interest payable
    monthly at various rates (ranging from 7.58% to 8.50% at
    December 31, 1997), due 2003............................    38,213      --
   Subordinated convertible notes...........................       500      --
   Senior notes payable to various parties, interest payable
    semiannually ranging from 6.82% to 7.76%................       --    90,000
   Revolving line of credit, interest payable monthly at
    reference rate plus .125% (8.25% at December 31, 1996)..       --    26,300
   Notes payable to related parties:
     Demand note to stockholder, interest payable monthly at
      a rate tied to the Company's revolving line of credit
      (5.90% at December 31, 1997)..........................    17,000      --
     Subordinated note payable to The Colburn School of
      Performing Arts, interest payable quarterly at prime
      rate plus 5%..........................................       --    20,000
     Other related party notes..............................       --     4,511
   Other debt...............................................     5,860   30,526
                                                              -------- --------
                                                              $264,573 $214,337
                                                              ======== ========

  United Rentals (North America) Inc.'s credit facility with a group of financial institutions, for which Bank of America National Trust and Savings Association acts as agent, enables the Company to borrow up to $155,000 on a revolving basis (the "Facility"). The facility terminates on October 8, 2000, at which time all outstanding indebtedness is due. As of December 31, 1997, there was no outstanding indebtedness under the Facility.

                             UNITED RENTALS, INC.

  U.S. Rentals' credit facility with various banks provides for an unsecured line of credit of $300,000 maturing no later than 2002. The revolving line of credit is unsecured and includes restrictions as to limitations upon certain ratios of liabilities to net worth and upon the minimum net worth of U.S. Rentals. The Senior and bank note agreements existing at December 31, 1996 were paid down with the proceeds from U.S. Rentals' IPO.

  During the third quarter, United Rentals (North America) Inc. paid down all of the amounts outstanding as of December 31, 1997 under the credit facilities with the proceeds of a new Credit Facility. The new revolving credit facility in the amount of $762,500 replaced the credit facilities that had been previously in place (the Credit Facility). The Credit Facility is with a group of financial institutions, for which Bank of America National Trust and Savings Association acts as the agent. The Revised credit facility requires that the aggregate commitment shall be reduced on the last day of each calendar quarter, beginning September 30, 2001 and continuing through June 30, 2003 by an amount equal to $19,062. The Revised Facility terminates on September 26, 2003, at which time all outstanding indebtedness is due. Borrowings by United Rentals (North America) Inc. under the Credit Facility accrue interest at United Rentals (North America) Inc.'s option at either (a) the Base Rate (which is equal to the greater of (i) the Federal Funds Rate plus 0.5% or (ii) Bank of America's reference rate) or (b) the Eurodollar Rate (which for borrowings by United Rentals (North America) Inc. is equal to Bank of America's reserve adjusted eurodollar rate) plus a margin ranging from 0.950% to 1.625% per annum. Borrowings by a Canadian Subsidiary under the Credit Facility accrue interest, at such subsidiary's option, at either (x) the Prime Rate (which is equal to Bank of America Canada's prime rate), (y) the BA Rate (which is equal to Bank of America Canada's BA Rate) plus a margin ranging from 0.95% to 1.625% per annum or (z) the Eurodollar Rate (which for borrowing by the Canadian Subsidiary is equal to Bank of America Canada's reserve adjusted Eurodollar Rate) plus a margin ranging from 0.95% to 1.625% per annum. If at any time an event of default (as defined in the agreement governing the Credit Facility) exists, the interest rate applicable to each loan will increase by 2% per annum. United Rentals (North America) Inc. is also required to pay the banks an annual facility fee equal to 0.375% of the banks' $762,500 aggregate lending commitment under the Credit Facility (which fee may be reduced to 0.300% for periods during which the Company maintains a specified funded debt to cash flow ratio).

  The obligations of United Rentals (North America) Inc. under the Credit Facility are (i) secured by substantially all of its assets, the stock of its United States subsidiaries and a portion of the stock of the Company's Canadian subsidiaries and (ii) guaranteed by the Company and secured by the stock of the Company.

  The Credit Facility contains certain covenants that require United Rentals (North America) Inc. to, among other things, satisfy certain financial tests relating to: (a) maximum leverage, (b) the ratio of senior debt to cash flow,
(c) minimum interest coverage ratio, (d) the ratio of funded debt to cash flow, and (e) the ratio of senior debt to tangible assets. The agreements governing the Credit Facility also contains various other covenants that restrict the Company's ability to, among other things, (i) incur additional indebtedness,
(ii) permit liens to attach to its assets, (iii) pay dividends or make other restricted payments on its common stock and certain other securities and (iv) make acquisitions unless certain financial conditions are satisfied. In addition, the agreement governing the Credit Facility requires the Company to maintain certain financial ratios and (b) provides that failure by any two of certain of the Company's executive officers to continue to hold executive positions with the Company for a period of 30 consecutive days constitutes an event of default unless replacement officers satisfactory to the lenders are appointed.

  The subordinated convertible notes consists of two notes; $300 in principal bearing interest at 7% per annum and $200 in principal bearing interest at 7 1/2% per annum. The $200 note was converted into 14,814 shares of Common Stock during January 1998. The $300 note is repayable

                             UNITED RENTALS, INC.

in equal quarterly installments of principal and interest through October 2002, is convertible into the Company's Common Stock at a conversion rate of $16.20 per share and is subordinated to the Company's Credit Facility.

  Maturities of the Company's debt for each of the next five years at December 31, 1997 are as follows:

   1998................................................................ $ 17,394
   1999................................................................      491
   2000................................................................      239
   2001................................................................      182
   2002................................................................       69
   Thereafter..........................................................  246,198

9. INCOME TAXES

  U.S. Rentals (prior to February 20, 1997) and Rental Tools (prior to August 24, 1998), the companies acquired through mergers with the Company in transactions accounted for as poolings-of-interests (see Note 3), had elected to be treated as Subchapter S Corporations. In general, the income or loss of a Subchapter S Corporation is passed through to its owners rather than being subjected to taxes at the entity level. Pro forma net income reflects a provision for income taxes on a pro forma basis for all periods presented as if all such companies were liable for federal and state income taxes as taxable corporate entities for all periods presented.

  The provision for historical federal and state income taxes is as follows:

                                                        YEAR ENDED DECEMBER 31
                                                        ------------------------
                                                          1997     1996   1995
                                                        --------- --------------
   Historical:
     Federal:
       Current......................................... $   3,765 $  --  $  --
       Deferred........................................    14,276
       Deferred tax recorded upon Recapitalization.....     6,141
                                                        --------- ------ ------
                                                           24,182    --     --
     State:
       Current.........................................       668    420    484
       Deferred........................................     3,279
       Deferred tax recorded upon Recapitalization.....     1,379
                                                        --------- ------ ------
                                                            5,326    420    484
                                                        --------- ------ ------
                                                        $  29,508 $  420 $  484
                                                        ========= ====== ======

  A reconciliation of the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 35% to income before provision for income taxes is as follows:

                                YEAR ENDED
                               DECEMBER 31,
                                   1997
                               ------------
   Computed tax rate at stat-
    utory tax rate...........    $12,221
   Increase (decrease) in
    taxes
     State income taxes, net
      of federal tax
      benefit................      1,716
     Cumulative deferred
      taxes recorded upon
      Recapitalization.......      7,520
     Loss prior to
      Recapitalization
      excluded from taxable
      income.................      7,543
     Other...................        508
                                 -------
                                 $29,508
                                 =======

                             UNITED RENTALS, INC.

  The components of deferred income tax assets (liabilities) as of December 31, 1997 are as follows:

   Accrued liabilities............................................... $  7,576
   Net operating loss carryforward...................................      314
   Property and equipment............................................       44
   Allowance for doubtful accounts...................................    2,079
   State income taxes................................................    1,636
   Other, net........................................................      923
                                                                      --------
                                                                        12,572
   Depreciation......................................................  (36,334)
   Intangibles and other.............................................     (633)
                                                                      --------
                                                                      $(24,395)
                                                                      ========

  The Company has net short-term deferred tax assets in the amount of $880, which are reported in the balance sheet in prepaid expenses and other assets.

  The Company has net operating loss carryforwards ("NOL's") of $846 for income tax purposes that expire in 2012.

10. CAPITAL STOCK

  The Company's Board of Directors has the authority to designate 5,000,000 shares of $.01 par value preferred stock in series, to establish as to each series the designation and number of shares to be issued and the rights, preferences, privileges and restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. At December 31, 1997, the Company's Board of Directors had not designated any shares.

  As of December 31, 1997 there are outstanding warrants to purchase an aggregate of 6,344,058 shares of Common Stock. Each warrant provides for an exercise price of $10.00 per share, is currently exercisable and may be exercised at any time until September 12, 2007.

 1997 Stock Option Plan

  The Board of Directors of the Company has adopted the 1997 Stock Option Plan (the "Stock Option Plan") which provides for the granting of options to purchase not more than an aggregate of 5,000,000 shares of Common Stock. All officers, employees and others who render services to the Company are eligible to participate in the Stock Option Plan. Each option granted pursuant to the Stock Option Plan must provide for an exercise price per share that is at least equal to the fair market value per share of Common Stock on the date of grant. No options may be granted under the Stock Option Plan after August 21, 2007. The exercise price of each option, the period during which each option may be exercised and the other terms and conditions of each option are determined by the Board of Directors (or by a committee appointed by the Board).

  During 1997, 904,583 options to purchase shares of the Common Stock were granted under the Stock Option Plan and remain outstanding at December 31, 1997. The weighted average exercise price per share of such options was $12.76. Such options had exercise prices ranging from $10 to $30 per share. Of such options 818,583 provided for an exercise price per share in the range of $10.00 to $19.99 (the weighted average exercise price and weighted average remaining life of the options in this range being $11.84 and 9.9 years, respectively) and 86,000 provided for an exercise price per share in the range of $20.01 to $30.00 (the weighted average exercise price and weighted average remaining life of the options in this range being $22.51 and 9.9 years, respectively). At December 31, 1997, 60,000 options to purchase Common Stock at $15.00 per share were exercisable.

                             UNITED RENTALS, INC.

 1997 Performance Award Plan

  Effective February 20, 1997, U.S. Rentals adopted the 1997 Performance Award Plan under which stock options and other awards could be granted to key employees and directors at prices and terms established by U.S. Rentals at the date of grant. The exercise price of all options issued during 1997 equaled the fair value of the stock on the grant date which ranged from $17.88 to $26.88. Accordingly, no compensation expense has been recognized. Options outstanding at December 31, 1997 vest ratably over periods ranging from five to ten years and expire in 2007.

  The following table summarizes the activity under the Performance Award
Plan:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                              NUMBER OF EXERCISE
                                                               SHARES    PRICE
                                                              --------- --------
   Shares under option:
    Outstanding at December 31, 1996.........................       --   $  --
    Granted ($17.88-$20.00).................................. 3,867,387  $19.99
        ($23.44-$26.88)......................................   206,500  $25.78
                                                              ---------
    Outstanding at December 31, 1997......................... 4,073,887  $20.29
                                                              =========

  There were no vested options outstanding and 526,113 shares were available for future grants under the Performance Award Plan at December 31, 1997.

  As a result of the merger, all outstanding options to purchase shares of U.S. Rentals common stock became fully vested and were converted into options to purchase United Rentals common stock at the exchange ratio of 0.9625.

  The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income. Had compensation cost for the Company's stock option plans been determined pursuant to Financial Accounting Standards Board Statement No. 123 ("SFAS No. 123"), "Accounting for Stock-
Based Compensation," the Company's net income and earnings per share would have differed. The Black-Scholes option pricing model estimates fair value of options using subjective assumptions which can materially affect fair value estimates and, therefore, does not necessarily provide a single measure of fair value of options. Using the Black-Scholes option pricing model and a risk-free interest rate ranging from 5.8% to 6.61%, a volatility factor for the market price of the Company's Common Stock of 32% and a weighted-average expected life of options of approximately three to five years, the Company's net income, basic earnings per share and diluted earnings per share after giving affect to the Recapitalization, would have been $17,055, $0.37 and $0.35, respectively. For purposes of these pro forma disclosures, the estimated fair value of options is amortized over the options' vesting period. Since the number of options granted and their fair value may vary significantly from year to year, the pro forma compensation expense in future years may be materially different.

  At December 31, 1997 there are 6,344,058 shares of Common Stock reserved for the exercise of warrants, 5,000,000 shares of Common Stock reserved for issuance pursuant to options granted, and that may be granted in the future, under the 1997 Stock Option Plan and 33,332 shares of Common Stock reserved for the future conversion of convertible debt.

                             UNITED RENTALS, INC.

11. EARNINGS PER SHARE

  The following table sets forth the computation of historical basic and diluted earnings per share:

                                                                                        YEAR ENDED DECEMBER 31
                                                                                1997           1996          1995
                                                                          -------------------------------------------
Numerator:
  Net income                                                                  $3,898          $37,726         $33,297
                                                                          ===========================================

Denominator:
 Denominator for basic earnings per share-
  weighted-average shares                                                 46,660,955       22,654,599      22,660,013
 Effect of dilutive securities:
  Employee stock options                                                     743,597
  Warrants                                                                 1,644,445


 Denominator for dilutive earnings per shares-                            -------------------------------------------
  adjusted weighted-average shares                                        49,048,997       22,654,599      22,660,013
                                                                          ===========================================

Basic earnings before extraordinary item per share                             $0.12            $1.67           $1.47
                                                                          ===========================================
Diluted earnings before extraordinary item per share                           $0.11            $1.67           $1.47
                                                                          ===========================================
Basic earnings per share                                                       $0.08            $1.67           $1.47
                                                                          ===========================================
Diluted earnings per share                                                     $0.08            $1.67           $1.47
                                                                          ===========================================

12. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancellable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

      1998.............................................................. $ 9,185
      1999..............................................................   7,270
      2000..............................................................   5,709
      2001..............................................................   4,891
      2002..............................................................   3,418
      Thereafter........................................................  13,061
                                                                         -------
                                                                         $43,534
                                                                         =======

  Rent expense under non-cancelable operating leases totaled $6,367, $4,151 and $3,855 for the years ended December 31, 1997, 1996 and 1995, respectively.

EMPLOYEE BENEFIT PLANS

  The Company sponsors two defined contribution 401(k) retirement plans (the Plans) which are subject to the provisions of ERISA. Under the Plans, the Company matches a minimum of 50% of the participants contributions up to a specified amount. Company contributions to the Plans were $358, $316 and $404 for the years ended December 31, 1997, 1996 and 1995, respectively.

LEGAL MATTERS

  The Company is party to legal proceedings and potential claims arising in the ordinary course of its business. In the opinion of management, the Company has adequate legal defenses, reserves, or insurance coverage with respect to these matters so that the ultimate resolution will not have a material adverse effect on the Company's financial position, results of operations, or cash flows. The Company has accrued $9,563 and $12,011 at December 31, 1997 and 1996, respectively, to cover the uninsured portion of possible costs arising from these pending claims and other potential unasserted claims.

ENVIRONMENTAL MATTERS

  The Company and its operations are subject to various laws and related regulations governing environmental matters. Under such laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as investigation of property damage. The Company incurs ongoing expenses associated with the removal of underground storage tanks and the performance of appropriate remediation at certain of its locations. The Company believes that such removal and remediation will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                              UNITED RENTALS INC.

13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

SELECTED FINANCIAL DATA

  The following table of quarterly financial information has been prepared from unaudited financial statements of the Company, and reflects adjustments which are, in the opinion of management, necessary for a fair presentation of the interim periods presented.

                                             FIRST    SECOND   THIRD    FOURTH
                                            QUARTER  QUARTER  QUARTER  QUARTER
                                            -------  -------- -------- --------
   For the year ended December 31, 1997:
     Total revenues.......................  $90,409  $108,395 $129,020 $162,014
     Gross profit.........................   22,025    32,515   45,464   49,288
     Income (loss) before extraordinary
      item................................  (24,165)    8,062   11,258   10,254
     Extraordinary item...................    1,511       --       --       --
     Net income(loss).....................  (25,676)    8,062   11,258   10,254
   For the year ended December 31, 1996:
     Total revenues.......................   67,290    83,323  102,708  101,157
     Gross profit.........................   17,784    24,973   35,859   34,417
     Net income...........................    3,621     7,790   15,813   10,502

14. SUBSEQUENT EVENTS

  Subsequent to December 31, 1997 and through November 17, 1998, the Company completed the acquisition of 76 equipment rental companies (the "Acquisitions") and the aggregate consideration paid by the Company for the Acquisitions was $823,639 and consisted of approximately $731,355 in cash, 3,631,765 shares of the Common stock and warrants to purchase 30,000 shares of the Common Stock. The Company funded a portion of the cash consideration for these acquisitions with cash on hand and the balance with borrowings under the Credit Facility and proceeds from the public offering noted below.

  On March 11, 1998, the Company completed a public offering of 8,625,000 shares of its Common Stock. Net proceeds of the offering were approximately $207,400.

  On May 19, 1998, United Rentals (North America) Inc. completed an offering of $200,000 of 9 1/2% Senior Subordinated Notes due 2008. Net proceeds of the offering were approximately $193,000.

 On August 5, 1998 United Rentals Trust I, a subsidiary of the Company, completed a $300,000 offering of Convertible Quarterly Income Preferred Securities. Net proceeds of the offering were approximately $290,000.


 On August 12, 1998, United Rentals (North America) Inc. completed an offering of $205,000 of 8.80% Senior Subordinated Notes due 2008. Net proceeds of the offering were approximately $197,500.

 On September 29, 1998, the shareholders of United approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 75,000,000 shares to 500,000,000 shares.